Exhibit 4.5

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION CACIN INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA CUSIP 32050L 60 1 SERIES B CONVERTIBLE PREFERRED STOCK SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK $1,000 LIQUIDATION PREFERENCE PER SHARE First Home Bancorp Inc. The shares represented by this Certificate are transferable only on the stock transfer books of First Home Bancorp, Inc. by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this Certificate properly endorsed. This Certificate, and the shares represented hereby, are issued and shall be held subject to all the provisions of the Articles of Incorporation of First Home Bancorp, Inc., and any amendments thereto (copies of which are on file with the Corporate Secretary of First Home Bancorp, Inc. and the Secretary of State of the State of Florida), to all of which provisions the holder by acceptance hereof assents. First Home Bancorp, Inc. will furnish the holder hereof a full statement of such information on request and without charge. The shares evidenced by this Certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation. IN WITNESS WHEREOF, First Home Bancorp, Inc. has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed 0000001 Corporate Secretary Chief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common            UNIF GIFT MIN ACT                              Custodian

TEN ENT – as tenants by the entireties                                                     (Cust)                             (Minor)

IT TEN – as joint tenants with right of                                         under Uniform Gifts to Minors

Survivorship and not as tenants                                     Act

In common                                                                                                           (State)

TTEE – trustee under Agreement dated

Additional abbreviations may also be used though not in the above list.

For value received,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                                                                                   Shares of the preferred stock represented by this certificate and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                                                                                                   , attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERHSIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION (THE “STATE ACTS”). ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, EXCHANGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND THE STATE ACTS, EXCEPT UPON DELIVERY TO THE COMPANY OF (A) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (B) EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT, THE STATE ACTS, OR ANY RULE OR REGULATION PROMULGATED TIIEREUNDER.